Exhibit 99.1
UL Solutions Inc. Reports Strong Second Quarter 2026 Results
Second Quarter 20261
•Strong revenue growth of 5.2% to $816 million, including 6.6% organic revenue growth
•Net income of $254 million increased 161.9%, Adjusted Net Income of $129 million increased 17.3%. Net income margin of 31.1% increased 1,860 basis points
•Diluted earnings per share of $1.21 increased 168.9%, Adjusted Diluted Earnings Per Share of $0.59 increased 13.5%
•Adjusted EBITDA of $219 million increased 11.2%, Adjusted EBITDA margin of 26.8% expanded 140 basis points
NORTHBROOK, Ill. – (BUSINESS WIRE) – August 4, 2026 − UL Solutions Inc. (NYSE: ULS), a global leader in applied safety science, today reported results for the second quarter ended June 30, 2026.
“I am pleased to report another outstanding quarter, driven once again by record revenue, substantial cash flow and impressive margin expansion,” said President and CEO Jennifer Scanlon. “As we monitor our business and the macro environment for the remainder of the year, we feel confident that our alignment with megatrends and ability to meet our customers’ needs for safe product innovation position us well for the second half of 2026.”
“Our second quarter results continued to demonstrate the quality of our revenue growth and benefited from productivity and cost improvements,” said Ryan Robinson, Chief Financial Officer. “We delivered Adjusted EBITDA of $219 million, with Adjusted EBITDA margin expanding 140 basis points to 26.8%. Our resilient business model, strong cash flow generation and robust balance sheet enable us to strategically invest in growth opportunities for long-term value creation.”
Second Quarter 2026 Financial Results
Revenue of $816 million compared to $776 million in the second quarter of 2025, an increase of 5.2%. Organic revenue growth of 6.6%, led by the Industrial and Consumer segments.
Net income of $254 million compared to $97 million in the second quarter of 2025, an increase of 161.9%. Net income margin of 31.1% compared to 12.5% in the second quarter of 2025. The margin increase was driven by the gain on sale of the Company’s Employee Health and Safety software business in the Risk & Compliance Software segment, as well as higher revenue and operating leverage.
Adjusted Net Income of $129 million compared to $110 million in the second quarter of 2025, an increase of 17.3%. Adjusted Net Income margin of 15.8% compared to 14.2% in the second quarter of 2025, an increase of 160 basis points.
Diluted earnings per share of $1.21 compared to $0.45 in the second quarter of 2025, an increase of $0.76. Adjusted Diluted Earnings Per Share of $0.59 compared to $0.52 in the second quarter of 2025, an increase of $0.07.
Adjusted EBITDA of $219 million compared to $197 million in the second quarter of 2025, an increase of 11.2%. Adjusted EBITDA margin of 26.8% compared to 25.4% in the second quarter of 2025, an increase of 140 basis points. The margin expansion resulted from higher revenue and operating leverage, led by the Consumer segment.
Liquidity and Capital Resources
For the six months ended June 30, 2026, the Company generated $379 million of net cash provided by operating activities, an increase from $301 million for the same period in 2025. Net cash provided by operating activities for the six months ended June 30, 2026 was a result of improved business performance and timing of certain working capital items.
The Company continued to make strategic capital investments intended to meet increased demand and drive greater productivity. Capital expenditures were $138 million for the six months ended June 30, 2026, compared to $93 million for the same period in 2025. Free Cash Flow for the six months ended June 30, 2026 was $241 million, compared to $208 million for the same period in 2025.
The Company paid a dividend of $0.145 per share, or $29 million, during the three months ended June 30, 2026.
1 This press release includes references to non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” later in this release for the definitions of each non-GAAP financial measure presented, as well as reconciliations of these measures to their most directly comparable GAAP measures. All comparisons are to second quarter 2025 unless otherwise noted.

As of June 30, 2026, total debt was $303 million, prior to unamortized debt issuance costs, a decrease from December 31, 2025 due to $191 million of net repayments on the Company’s revolving credit facility.
The Company ended the quarter with cash and cash-equivalents of $434 million, compared to $295 million of cash and cash-equivalents as of December 31, 2025.
Full-Year 2026 Outlook
The Company’s 2026 outlook includes:
•Mid-single digit constant currency organic revenue growth
◦Inclusive of approximately 1% revenue reduction from business exits announced in the Restructuring Plan
•Adjusted EBITDA margin improvement to approximately 27.0%
•Effective tax rate of approximately 26%
•Capital expenditures of approximately 8.5% of revenue
•Continuing to pursue acquisitions and portfolio refinements

The Company’s 2026 outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve the results expressed by this outlook, which may be impacted by, among other things, implementation of the announced expense reduction initiative to further improve the operating model and exit certain lines of business that are no longer considered strategically important to the Company (the “Restructuring Plan”). In addition, the geopolitical environment and attendant increased levels of uncertainty have caused, and may continue to cause, the Company’s customers to modify, delay or cancel plans to purchase services. Accordingly, ongoing uncertainty related to the current geopolitical environment and the associated unpredictability of the macroeconomic environment could have an adverse impact on various aspects of the Company’s business in the future, including its results of operations and financial condition. The Company is unable at this time to reasonably determine any future negative impacts from reduced or delayed customer testing or product development as a result of uncertainty that may result from the current geopolitical environment.

The Company does not provide guidance for net income margin, the most directly comparable GAAP measure to Adjusted EBITDA margin, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA margin and net income margin without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations. These forecasted items are not within the Company’s control, may vary greatly between periods and could significantly impact future financial results.
Conference Call and Webcast
UL Solutions will host a conference call today at 8:30 am ET to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through the UL Solutions Investor Relations website at ir.ul.com. For those unable to access the webcast, the conference call can be accessed by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international). An archive of the webcast will be available on the Company’s website for 30 days.
About UL Solutions
A global leader in applied safety science, UL Solutions Inc. (NYSE: ULS) transforms safety, security and sustainability challenges into opportunities for customers in more than 110 countries. UL Solutions delivers testing, inspection and certification services, advisory offerings and software solutions that support our customers’ product innovation and business growth. The UL Mark serves as a recognized symbol of trust in our customers’ products and reflects an unwavering commitment to advancing our safety mission. We help our customers innovate, launch new products and services, navigate global markets and complex supply chains, and grow sustainably and responsibly into the future. Our science is your advantage.
Additional Information and Where to Find It
Investors and others should note that UL Solutions intends to routinely announce material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the UL Solutions Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public on our X account (@UL_Solutions) and our LinkedIn account (@ULSolutions). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the UL Solutions Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material, including earnings and investor presentations. Accordingly, the Company encourages investors, the media, and others interested in UL Solutions to review the information shared on our Investor Relations website at ir.ul.com and to regularly follow our social media accounts. Users can automatically receive email alerts and information about the Company by subscribing to “Investor Email Alerts” at the bottom of the UL Solutions Investor Relations website at ir.ul.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. These include statements regarding management’s objectives for future operations and the Company’s plans, business strategy, outlook and future results of operations and financial position, including without limitation, the statements under the heading “Full-Year 2026 Outlook,” statements regarding the Company’s expected growth, future capital expenditures and the Restructuring Plan, including the Company’s estimates of the charges and expenditures in connection therewith and the timing thereof and the Company’s estimates of the benefits of such Restructuring Plan, and statements regarding the Company’s acquisitions, divestitures and other strategic transactions, including expected timing, closing, proceeds, financing, synergies and financial impact. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “likely,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continues,” “outlook” and variations of these terms and similar expressions, or the negative of these terms or similar expressions (although not all forward-looking statements may contain such words). The Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements made in this press release, including, but not limited to, the following: any failure on the Company’s part to protect and maintain its brand and reputation, or the impact on its brand or reputation of third-party events or actions outside of its control; risks associated with the Company’s information technology and software, including those relating to any future data breach or other cybersecurity incident; the potential disruption of the industries in which the Company operates by technological advances in artificial intelligence; the Company’s ability to innovate, adapt to changing customer needs and successfully introduce new products and services in response to changes in the Company’s industries and technological advances; the Company’s ability to compete in its industries and the effects of increased competition from its competitors; risks associated with conducting business outside the United States, including those relating to fluctuations in foreign currency exchange rates; the imposition of tariffs and enhanced trade, import or export restrictions or changes in U.S. trade policy or similar government actions; and global, regional or political instability and geopolitical tensions; risks related to sustainability; risks associated with the Company’s operations in China, which subject the Company and UL-CCIC Company Limited, the Company’s joint venture with the China Certification & Inspection (Group) Co., Ltd. (“CCIC”), to China’s complex and rapidly evolving laws, which may be interpreted, applied or enforced inconsistently or in ways inconsistent with its current operations, as well as risks associated with the fact that the Chinese government has the power to exercise significant oversight and discretion over, and intervene in and influence, its business operations in China; the relationship between the United States and China and between the Company and CCIC, as well as changes in U.S. and Chinese regulations affecting the Company’s business operations in China; any failure on the Company’s part to attract, hire or retain its key employees, including its senior leadership and its skilled and trained engineering, technical and professional personnel; the level of the Company’s customers’ satisfaction and any failure on its part to properly and timely perform its services, meet its contractual obligations or fulfill its customers’ needs; changes to the relevant regulatory frameworks or private sector requirements, including any requirement that the Company accept third-party test results or certifications of components, end products, processes or systems or any changes that result in a reduction in required inspections, tests or certifications or harmonized international or cross-industry benchmarks and standards; the Company’s ability to adequately maintain, protect and enhance its intellectual property, including its registered UL-in-a-circle certification mark and other certification marks; the Company’s ability to implement its growth strategies and initiatives successfully; the Company’s reliance on third parties, including subcontractors and outside laboratories; the Company’s ability to obtain and maintain the requisite licenses, approvals, accreditations and delegations of authority necessary to conduct its business; the outcomes of current and future legal proceedings; the Company’s level of indebtedness and future cash needs; failure to generate sufficient cash to service the Company’s indebtedness; a change in the assumptions the Company uses to value its goodwill or intangible assets, or the impairment of its goodwill or intangible assets; the Company’s ability to generate sufficient cash to service its indebtedness and invest in the ongoing needs of its business; the increased expenses and responsibilities associated with being a public company; the significant influence that ULSE Inc., its parent and controlling stockholder, has over the Company, including pursuant to its rights under the Company’s amended and restated certificate of incorporation and the Stockholder Agreement, dated as of April 2, 2024, by and between the Company and ULSE Inc.; natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; changes in tax laws in jurisdictions in which the Company operates or adverse outcomes resulting from examination of the Company’s or its affiliates’ tax returns; risks that the Company may be unable to implement the Restructuring Plan on the anticipated timing, that local law and consultation requirements, including for potential position eliminations, extend the restructuring process further in certain countries or causes the actual charges and expenditures that the Company incurs in connection with the Restructuring Plan, and the timing thereof, to differ materially from estimates, that the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Restructuring Plan and that the Company may not be able to realize the anticipated benefits of the Restructuring Plan; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Electrical and Electronics Testing LUX Holding SARL and certain of its subsidiaries and related companies (the “E&E Transaction”) and the payment of a break fee; the possibility that one or more closing conditions to the E&E Transaction, including the receipt of certain regulatory approvals, may not be satisfied or waived, in a timely manner or at all, including the risk that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the E&E Transaction, or may require conditions, limitations, or restrictions in connection with such approvals; the risk that the E&E Transaction may not be completed within the expected timeframe, or at all; unexpected costs, charges or expenses resulting from the E&E Transaction; uncertainty regarding the expected financial performance following completion of the E&E Transaction; the Company’s ability to achieve its short-term and long-term operating targets following completion of the E&E Transaction; the effects that the announcement or pendency of the E&E Transaction may have on the Company; the acquired business’ and the Company’s respective businesses and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the acquired business or the Company do business; the effects that termination of the Company’s pending acquisition of E&E Transaction may have on the Company or its business; failure to successfully complete the E&E Transaction; legal proceedings that may be instituted related to the E&E Transaction; the Company’s ability or failure to successfully integrate the acquired business with existing operations; and the Company’s ability to realize anticipated synergies or obtain the results anticipated; and other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including those set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as other factors described from time to time in the Company’s filings with the SEC.
If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company, or others acting on the Company’s behalf, are expressly qualified in their entirety by the cautionary statements above.
Non-GAAP Financial Measures
In addition to financial measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release includes supplemental non-GAAP financial measures, including the presentation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin, Adjusted Diluted Earnings Per Share, Free Cash Flow and Free Cash Flow margin. Management uses non-GAAP financial measures in addition to GAAP measures to understand and compare operating results across periods and for forecasting and other purposes. Management believes these non-GAAP financial measures provide useful information to investors and reflect results in a manner that enables, in some instances, more meaningful analysis of trends and facilitates comparison of results across periods. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, diluted earnings per share, net cash provided by operating activities or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies due to potential differences between the companies in calculations.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin and Adjusted Diluted Earnings Per Share to measure the operational strength and performance of its business and believes these measures provide additional information to investors about certain non-cash items and unusual items that the Company does not expect to continue at the same level in the future. Further, management believes these non-GAAP financial measures provide a meaningful measure of business performance. The Company uses Free Cash Flow and Free Cash Flow margin as additional liquidity measures and believes they provide useful information to investors about the cash generated from the Company’s core operations that may be available to repay debt, make other investments and return cash to stockholders.
There are material limitations to using these non-GAAP financial measures. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, gains on divestitures, other (income) expense, net, income tax expense, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income, as applicable. Adjusted Net Income and Adjusted Diluted Earnings Per Share do not take into account certain significant items, including gains on divestitures, other (income) expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income and diluted earnings per share, as applicable. Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct and therefore may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering these non-GAAP financial measures in conjunction with net income, operating income, diluted earnings per share and net cash provided by operating activities as calculated in accordance with GAAP.
See additional information below for definitions of these non-GAAP financial measures, and reconciliations to their most directly comparable GAAP measures.
Media:
Kathy Fieweger
Senior Vice President and Chief Corporate Communications Officer
Kathy.Fieweger@ul.com
+1 312-852-5156
Investors:
Yijing Brentano
Vice President, Investor Relations
IR@ul.com
+1 312-895-9873

UL Solutions Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2026	2025	2026	2025
Revenue	$816	$776	$1,574	$1,481
Cost of revenue	399	394	776	759
Selling, general and administrative expenses	267	244	510	476
Restructuring	—	(1)	—	(2)
Operating income	150	139	288	248
Interest expense	(5)	(10)	(13)	(22)
Gain on divestiture	191	—	191	—
Other income (expense), net	2	(4)	2	(7)
Income before income taxes	338	125	468	219
Income tax expense	84	28	116	51
Net income	254	97	352	168
Less: net income attributable to non-controlling interests	8	6	13	10
Net income attributable to stockholders of UL Solutions	$246	$91	$339	$158

Earnings per common share:
Basic	$1.22	$0.45	$1.69	$0.79
Diluted	$1.21	$0.45	$1.66	$0.78

Weighted average common shares outstanding:
Basic	202	201	201	201
Diluted	204	203	204	203

UL Solutions Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$434	$295
Accounts receivable, net	471	422
Contract assets, net	239	204
Other current assets	90	79
Total current assets	1,234	1,000
Property, plant and equipment, net	766	699
Goodwill	642	656
Intangible assets, net	41	48
Operating lease right-of-use assets	166	179
Deferred income taxes	46	94
Capitalized software, net	90	105
Other assets	134	140
Total Assets	$3,119	$2,921
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	179	183
Accrued compensation and benefits	196	282
Operating lease liabilities - current	39	43
Contract liabilities	347	173
Other current liabilities	105	79
Total current liabilities	866	760
Long-term debt	301	491
Pension and postretirement benefit plans	103	134
Operating lease liabilities	136	149
Other liabilities	93	93
Total Liabilities	1,499	1,627
Total Stockholders’ Equity	1,620	1,294
Total Liabilities and Stockholders’ Equity	$3,119	$2,921

UL Solutions Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in millions)	2026	2025
Operating activities
Net cash flows provided by operating activities	$379	$301

Investing activities
Capital expenditures	(138)	(93)
Proceeds from divestiture	199	—
Sales (purchases) of investments, net	8	(13)
Other investing activities, net	1	(1)
Net cash flows provided by (used in) investing activities	70	(107)

Financing activities
Repayments of long-term debt, net	(191)	(135)
Dividends to stockholders of UL Solutions	(58)	(52)
Dividends to non-controlling interest	(20)	(17)
Employee taxes paid on settlement of stock-based compensation	(32)	(13)
Other financing activities, net	(7)	(4)
Net cash flows used in financing activities	(308)	(221)

Effect of exchange rate changes on cash and cash equivalents	(2)	1

Net increase (decrease) in cash and cash equivalents	139	(26)

Cash and cash equivalents
Beginning of period	295	298
End of period	$434	$272

UL Solutions Inc.
Supplemental Financial Information
(Unaudited)

Revenue by Major Service Category	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Certification Testing	$237	$215	$448	$404
Ongoing Certification Services	270	250	535	495
Non-certification Testing and Other Services	248	241	457	444
Software	61	70	134	138
Total	$816	$776	$1,574	$1,481

Revenue by Segment	Three Months Ended June 30,
(in millions)	2026	2025	Change	% Change
Industrial	$402	$373	$29	7.8%
Consumer	362	340	22	6.5%
Risk & Compliance Software	52	63	(11)	(17.5)%
Total	$816	$776	$40	5.2%

	Six Months Ended June 30,
(in millions)	2026	2025	Change	% Change
Industrial	$777	$713	$64	9.0%
Consumer	680	644	36	5.6%
Risk & Compliance Software	117	124	(7)	(5.6)%
Total	$1,574	$1,481	$93	6.3%

Revenue Change Components	Three Months Ended June 30, 2026
(in millions)	Organic[1]	Acquisition / Divestiture[2]	FX3	Total	Organic % Change	Total % Change
Revenue change
Industrial	$27	$—	$2	$29	7.2%	7.8%
Consumer	21	—	1	22	6.2%	6.5%
Risk & Compliance Software	3	(14)	—	(11)	4.8%	(17.5)%
Total	$51	$(14)	$3	$40	6.6%	5.2%
_________
1.Organic reflects revenue change in a given period excluding Acquisition / Divestiture and FX in that same period, expressed in dollars or as a percentage of revenue in the prior period.
2.Acquisition / Divestiture is calculated as revenue change in a given period related to acquisitions or disposals of businesses using prior period exchange rates, expressed in dollars or as a percentage of revenue in the prior period. Revenues from an acquisition or disposal are measured as Acquisition / Divestiture for the initial twelve month period following the acquisition or disposal date. Subsequently, the revenue impact from the acquired or disposed business is measured as Organic.
3.FX reflects the impact that foreign currency exchange rates have on revenue in a given period, expressed in dollars or as a percentage of revenue in the prior period. The Company uses constant currency to calculate the FX impact on revenue in a given period by translating current period revenues at prior period exchange rates, expressed as a percentage of revenue in the prior period.

UL Solutions Inc.
Supplemental Financial Information
(Unaudited)

Revenue Change Components[1]	Six Months Ended June 30, 2026
(in millions)	Organic	Acquisition / Divestiture	FX	Total	Organic % Change	Total % Change
Revenue change
Industrial	$55	$—	$9	$64	7.7%	9.0%
Consumer	30	—	6	36	4.7%	5.6%
Risk & Compliance Software	6	(14)	1	(7)	4.8%	(5.6)%
Total	$91	$(14)	$16	$93	6.1%	6.3%
_________
1.Described in previous table.
The table below reconciles net income to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, unless otherwise stated)	2026	2025	2026	2025
Net income	$254	$97	$352	$168
Depreciation and amortization expense	46	46	93	91
Interest expense	5	10	13	22
Gain on divestiture	(191)	—	(191)	—
Other (income) expense, net	(2)	4	(2)	7
Income tax expense	84	28	116	51
Stock-based compensation	23	13	35	21
Restructuring	—	(1)	—	(2)
Adjusted EBITDA[1]	$219	$197	$416	$358
Revenue	$816	$776	$1,574	$1,481
Net income margin	31.1%	12.5%	22.4%	11.3%
Adjusted EBITDA margin[2]	26.8%	25.4%	26.4%	24.2%
__________
1.The Company defines Adjusted EBITDA as net income adjusted for depreciation and amortization expense, interest expense, gains on divestitures, other (income) expense, net, income tax expense, as well as stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable. The Company believes that the presentation of Adjusted EBITDA provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted EBITDA provides a meaningful measure of business performance. There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, gains on divestitures, other (income) expense, net, income tax expense, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP.
2.Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of revenue.

The table below reconciles segment operating income to segment Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, unless otherwise stated)	2026	2025	2026	2025
Industrial
Segment operating income	$103	$100	$204	$183
Depreciation and amortization expense	16	16	32	32
Stock-based compensation	11	5	16	8
Restructuring	—	—	1	—
Adjusted EBITDA[1]	$130	$121	$253	$223
Revenue	$402	$373	$777	$713
Operating income margin	25.6%	26.8%	26.3%	25.7%
Adjusted EBITDA margin[2]	32.3%	32.4%	32.6%	31.3%

Consumer
Segment operating income	$47	$37	$77	$59
Depreciation and amortization expense	20	20	41	39
Stock-based compensation	10	6	15	10
Restructuring	—	(1)	(1)	(2)
Adjusted EBITDA[1]	$77	$62	$132	$106
Revenue	$362	$340	$680	$644
Operating income margin	13.0%	10.9%	11.3%	9.2%
Adjusted EBITDA margin[2]	21.3%	18.2%	19.4%	16.5%

Risk & Compliance Software
Segment operating income	$—	$2	$7	$6
Depreciation and amortization expense	10	10	20	20
Stock-based compensation	2	2	4	3
Adjusted EBITDA[1]	$12	$14	$31	$29
Revenue	$52	$63	$117	$124
Operating income margin	—%	3.2%	6.0%	4.8%
Adjusted EBITDA margin[2]	23.1%	22.2%	26.5%	23.4%

Adjusted EBITDA[1]	$219	$197	$416	$358
__________
1.See definition on previous page.
2.See definition on previous page.

The table below reconciles net income to Adjusted Net Income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, unless otherwise stated)	2026	2025	2026	2025
Net income	$254	$97	$352	$168
Gain on divestiture	(191)	—	(191)	—
Other (income) expense, net	(2)	4	(2)	7
Stock-based compensation	23	13	35	21
Restructuring	—	(1)	—	(2)
Tax effect of adjustments[3]	45	(3)	42	(4)
Adjusted Net Income[1]	$129	$110	$236	$190
Revenue	$816	$776	$1,574	$1,481
Net income margin	31.1%	12.5%	22.4%	11.3%
Adjusted Net Income margin[2]	15.8%	14.2%	15.0%	12.8%
__________
1.The Company defines Adjusted Net Income as net income adjusted for gains on divestitures, other (income) expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable, adjusted to give effect to the income tax impact of such adjustments. The Company believes that the presentation of Adjusted Net Income provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted Net Income provides a meaningful measure of business performance. There are material limitations to using Adjusted Net Income. Adjusted Net Income does not take into account certain significant items, including gains on divestitures, other (income) expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Net Income in conjunction with net income as calculated in accordance with GAAP.
2.Adjusted Net Income margin is calculated as Adjusted Net Income as a percentage of revenue.
3.The Company computed the tax effect of adjustments to net earnings by applying the statutory tax rate in the relevant jurisdictions to the taxable income or expense items that are adjusted in the period presented. If a valuation allowance exists, the rate applied is zero.

The table below reconciles diluted earnings per share to Adjusted Diluted Earnings Per Share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Diluted earnings per share	$1.21	$0.45	$1.66	$0.78
Gain on divestiture	(0.94)	—	(0.94)	—
Other (income) expense, net	(0.01)	0.02	(0.01)	0.04
Stock-based compensation	0.11	0.06	0.17	0.10
Restructuring	—	—	—	(0.01)
Tax effect of adjustments[2]	0.22	(0.01)	0.21	(0.02)
Adjusted Diluted Earnings Per Share[1]	$0.59	$0.52	$1.09	$0.89
__________
1.The Company defines Adjusted Diluted Earnings Per Share as diluted earnings per share attributable to stockholders of UL Solutions adjusted for gains on divestitures, other (income) expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable, adjusted to give effect to the income tax impact of such adjustments. The Company believes that the presentation of Adjusted Diluted Earnings Per Share provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted Diluted Earnings Per Share provides a meaningful measure of business performance. There are material limitations to using Adjusted Diluted Earnings Per Share. Adjusted Diluted Earnings Per Share does not take into account certain significant items, including gains on divestitures, other (income) expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s diluted earnings per share, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Diluted Earnings Per Share in conjunction with diluted earnings per share as calculated in accordance with GAAP.
2.See definition on previous page.

The table below reconciles net cash provided by operating activities to Free Cash Flow.

	Six Months Ended June 30,
(in millions)	2026	2025
Net cash provided by operating activities	$379	$301
Capital expenditures	(138)	(93)
Free Cash Flow[1]	$241	$208
Revenue	$1,574	$1,481
Net cash provided by operating activities margin	24.1%	20.3%
Free Cash Flow margin[2]	15.3%	14.0%
__________
1.The Company defines Free Cash Flow as cash from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include purchases of property, plant and equipment and capitalized software. These items are subtracted from cash from operating activities because they represent long-term investments that are required for normal business activities. The Company uses Free Cash Flow as an additional liquidity measure and believes it provides useful information to investors about the cash generated from its core operations that may be available to repay debt, make other investments and return cash to stockholders. There are material limitations to using Free Cash Flow. Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Free Cash Flow in conjunction with net cash provided by operating activities as calculated in accordance with GAAP.
2.Free Cash Flow margin is calculated as Free Cash Flow as a percentage of revenue.